SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    July 22, 2005

ICT Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-29805	13-4070586
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

181 Westchester Avenue, Port Chester, New York, New York 10573

(Address of principal executive offices)

Registrant’s telephone number, including area code:    (914) 937-3900

N/A

(Former name or former address, if changed since last report.)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 22, 2005, the Board of Directors of the Registrant (the “Board”) terminated the services of Joshua Shainberg as President and a director of the Registrant. Mr. Shainberg’s services were terminated by the Board because of his non-compliance with an agreement with the Registrant and others regarding restrictions on transfer of the Registrant’s securities as well as his failure to advise the Board of certain stock transactions involving the Registrant’s securities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICT TECHNOLOGIES, INC.

Dated: August 17, 2005	By:	/s/ Vasilios Koutsobinas
Name: Vasilios Koutsobinas
Title: Chairman & Chief Executive Officer